Exhibit 4.10

Registration Rights Agreement

This Registration Rights Agreement (“Agreement”) is entered into as of July 12, 2006 by and between Transmeridian Exploration Incorporated, a Delaware corporation (the “Company”) and Lorrie T. Olivier (“Olivier”).

WHEREAS, the Board of Directors of the Company has authorized the granting of certain registration rights to Olivier with respect to shares of common stock, $0.0006 par value, of the Company (“Common Stock”) issued to Olivier; and

WHEREAS, Olivier intends that the shares of Common Stock subject to this Agreement are to be pledged in one or more transactions as collateral for loans to Olivier;

NOW THEREFORE, for and in consideration of the mutual covenants and conditions as set forth in this Agreement, the parties hereto hereby agree as follows:

1) Registration Rights

(a) Piggyback Registration Rights. In the event the Company intends to file a Registration Statement under the Securities Act (other than on Form S-4 or Form S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan) covering the offer and sale of Common Stock by the Company or by other selling shareholders, the Company shall give written notice thereof to Olivier, and the Company shall include in such registration such number of Registrable Securities for which it has received written requests from Olivier to include within such Registration Statement within fifteen (15) days after the Company has sent written notice to such Olivier.

(b) Underwritten Offerings. If for any reason the Registration Statement under subsection (a) above is to cover an Underwritten Offering, such Registrable Securities shall be included in the Underwritten Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter in any Underwritten Offering, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered in such Underwritten Offering would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced to such smaller number as the managing underwriter shall in its sole discretion determine. In this event, the reduction of Registrable Securities shall occur on a pro rata basis with all other participating holders of securities to be registered under such Registration Statement, except to the extent those certain holders of other securities may have a contractual preference to participate. In such case, the Company and the managing underwriter shall use their reasonable best efforts to accommodate the selling desires of all participating holders who possess such registration rights. Any shares for which the Company has received written request to register such shares and are excluded from an Underwritten Offering as discussed above, shall be withheld from the market by the holders thereof for a period of time, not to exceed 30 days prior to the effective date and 180 days thereafter, that the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering.

2) Termination

If Olivier elects to include in a Registration Statement any Registrable Securities, but does not sell such Registrable Securities during the effectiveness of such Registration Statement, the obligations of the Company under this Registration Rights Agreement with respect to such Registrable Securities shall cease. In any event, this Registration Rights Agreement shall immediately terminate without further action on the part of the Company at such time as the Registrable Securities shall no longer be Transfer Restricted Securities.

3) Registration Procedures

If and whenever the Company is required to register Registrable Securities, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will:

(a) as soon as practicable, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by Olivier or any underwriter in an Underwritten Offering, or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder, and in any event to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or until such securities are no longer Transfer Restricted Securities;

(c) deliver to Olivier and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by Olivier and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus); and

(d) register or qualify or cooperate with Olivier, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Olivier or underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration

Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

Notwithstanding the undertakings in this Section 3, the Company may decline to file a Registration Statement after giving notice as discussed in Section 1, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided, that the Company shall promptly notify Olivier in writing of any such action and provided, further, that the Company shall bear all expenses which would otherwise have been charged to Olivier in connection with such withdrawn Registration Statement. In taking such action, the Company shall have no liability to Olivier.

4) Registration Expenses

The Registration Expenses of all Registrations shall be borne by the Company, except that (i) the fees and disbursements of any counsel to Olivier shall be paid by him if he is unwilling to be represented by counsel to the Company, and (ii) Olivier shall pay all underwriting discounts or commissions, any selling commissions and stock transfer taxes attributable to sales of Registrable Securities.

5) Requirements for Participation in Underwritten Offerings

Olivier may not participate in any Underwritten Offering pursuant to a Registration initiated by the Company hereunder unless he (a) agrees to sell his securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that the term of such underwriting arrangement in connection with the sale of Registrable Securities shall be no less favorable than the terms afforded to any other holder of securities participating in the Underwritten Offering.

6) Suspension of Sales

Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a misstatement, Olivier shall forthwith discontinue disposition of Registrable Securities until he has received copies of a supplemented or amended Prospectus, or until he is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, he shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in his possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

7) Miscellaneous

Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to the recipient’s business address, or (b) delivered personally at such address. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein. This Agreement is not transferable or assignable by Olivier. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

8) Definitions

Registration Expenses: Registration Expenses shall mean:

(1) all registration and filing fees (including fees with respect to filings required to be made with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.);

(2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(3) printing, messenger, telephone and delivery expenses;

(4) fees and disbursements of counsel for the Company; and

(5) fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration.

Registration Expenses shall not include: (i) the fees and disbursements of any counsel to the selling security holders, which shall be paid by such holders if such security holders are unwilling to be represented by counsel to the Company, and (ii) any underwriting discounts or commissions, any selling commissions and stock transfer taxes attributable to sales of Registrable Securities.

Registrable Securities: (a) Five Million (5,000,000) shares of Common Stock (the “TMI Stock”) issued to Olivier or entities controlled by Olivier in 2000 in connection with the initial capitalization of the Company, and (b) any securities issued or issuable with respect to such TMI Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that any such shares or securities shall be deemed to be Registrable Securities only if and so long as they are Transfer Restricted Securities.

Registration Statement: Any other form of registration statement that the Company determines, in its sole discretion to file, and in each case including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

Securities Act: The Securities Act of 1933, as from time to time amended.

SEC: The Securities and Exchange Commission.

Transfer Restricted Security: A security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144(k) promulgated thereunder (or any successor rule other than proposed Rule 144A). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until (i) all stop transfer instructions or notations and restrictive legends with respect to such security are eligible to be removed and (ii) the Holder of such security has received an opinion of counsel to the Company, to the effect that such shares in such Holder’s hands are freely transferable in any public or private transaction without registration under the Securities Act (or such Holder has waived receipt of such opinion).

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for distribution to the public.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

TRANSMERIDIAN EXPLORATION INCORPORATED

By: /s/ Nicolas J. Evanoff

Name: Nicolas J. Evanoff

Title: Vice President

/s/ Lorrie T. Olivier

Lorrie T. Olivier

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